EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 18, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Nov 2008 – Oct 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.8%	2.0%	-6.4%	-6.5%	-8.0%	-5.5%	0.0%	-5.5%	10.3%	-28.9%	-0.5	-0.7
B**	1.8%	2.0%	-6.9%	-7.1%	-8.6%	-6.1%	-0.7%	-6.1%	10.3%	-31.1%	-0.6	-0.8
Legacy 1***	1.8%	2.1%	-4.7%	-4.5%	-5.9%	N/A	N/A	-3.9%	10.3%	-23.0%	-0.3	-0.5
Legacy 2***	1.8%	2.1%	-4.9%	-4.7%	-6.3%	N/A	N/A	-4.2%	10.3%	-23.6%	-0.4	-0.5
Global 1***	1.7%	2.1%	-4.3%	-4.0%	-5.9%	N/A	N/A	-4.5%	9.8%	-22.1%	-0.4	-0.6
Global 2***	1.7%	2.0%	-4.5%	-4.2%	-6.2%	N/A	N/A	-4.8%	9.8%	-23.1%	-0.5	-0.6
Global 3***	1.7%	2.0%	-5.8%	-5.8%	-7.8%	N/A	N/A	-6.5%	9.8%	-28.9%	-0.6	-0.8

S&P 500 Total Return Index****	2.4%	3.9%	24.4%	26.3%	16.3%	15.0%	7.4%	15.0%	16.2%	-23.2%	0.9	1.4
Barclays Capital U.S. Long Gov Index****	1.3%	0.8%	-9.1%	-9.7%	5.0%	7.4%	6.5%	7.4%	13.6%	-13.3%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	24%					24%
Energy	6%	Long	Brent Crude Oil	2.9%	Long	6%	Long	Brent Crude Oil	2.9%	Long
			Crude Oil	1.3%	Long			Crude Oil	1.3%	Long
Grains/Foods	13%	Long	Corn	4.3%	Short	13%	Long	Corn	4.3%	Short
			Soybeans	1.6%	Long			Soybeans	1.6%	Long
Metals	5%	Long	Aluminum	2.6%	Long	5%	Long	Aluminum	2.7%	Long
			Nickel	0.9%	Short			Nickel	0.9%	Short
FINANCIALS	76%					76%
Currencies	31%	Short $	Euro	7.6%	Long	31%	Short $	Euro	7.6%	Long
			Swiss Franc	3.8%	Long			Swiss Franc	3.9%	Long
Equities	24%	Long	DAX Index	4.1%	Long	24%	Long	DAX Index	4.2%	Long
			S&P 500	2.8%	Long			S&P 500	2.8%	Long
Fixed Income	21%	Long	Japanese Gov't Bonds	5.1%	Long	21%	Long	Japanese Gov't Bonds	5.2%	Long
			Long Gilts	2.1%	Short			Long Gilts	2.1%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas rallied nearly 8% as forecasts for unseasonably cold temperatures in the U.S. supported expected demand.  Crude oil markets fell to multi-month lows as U.S. government data showed an increase in domestic supplies.

Grains/Foods
U.S. grains prices rallied after heavy rains in the Midwest delayed harvests.  Sugar prices moved over 3% higher because a fire at a key Brazilian port spurred supply concerns.  Coffee markets fell due to data which showed strong Vietnamese production forecasts.

Metals
Precious metals markets exhibited strong gains as investors attempted to hedge against future inflation which may follow the U.S. Federal Reserve’s ongoing quantitative easing.  In the base metals markets, copper prices moved higher as improved Chinese growth data supported demand forecasts.

Currencies
The U.S. dollar fell sharply against global counterparts because investors anticipate the Federal Reserve will delay reducing its quantitative easing program, due in part to the negative impact of the government shutdown on the U.S. economy.

Equities
Global equity markets rallied following the agreement of U.S. policymakers to suspend the debt ceiling and to provide funding to the U.S. government, which ended the recent shutdown.  Share markets were also supported by beliefs the U.S. Federal Reserve would postpone tapering due to the detrimental effect the government shutdown had on the U.S. economy.

Fixed Income	Domestic debt markets gained as the new debt ceiling agreement quelled concerns surrounding a U.S. debt default.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.